FIRST AMENDMENT OF TRINITY PLACE OFFICE LEASE

THIS FIRST AMENDMENT TO TRINITY PLACE OFFICE LEASE (this "Amendment") is entered into for reference purposes only as of the 5th day of July, 1995 between 1801 BROADWAY ASSOCIATES, L.P., a California limited partnership ("Landlord"), and PRIMA ENERGY CORPORATION, a Delaware corporation ("Tenant").

RECITALS:

A.	 E.R.I.C. Trinity Place Corporation, Landlord's predecessor in interest, and Tenant entered into that certain Office Lease, dated October 3, 1988 (the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord those certain premises situated in the City and County of Denver, State of Colorado, commonly known as Suite 500, 1801 Broadway, Denver, Colorado 80202 (the "Leased Premises"), on the terms and conditions set forth in the Lease.

B.	Landlord and Tenant desire to enter into this Amendment and extend the term of the Lease as set forth below.

AGREEMENT:

NOW, THEREFORE, for the covenants and conditions contained herein and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.   	Term.  The term of the Lease is hereby extended until November
30, 2000 (the "Expiration Date"). The period beginning on December 1, 1995 (the "Extension Period Commencement Date") and ending on the Expiration Date is hereinafter referred to as the "Extension Period".

2.	   Base Rent.  Commencing on the Extension Period Commencement Date and on
the first day of the month thereafter, Tenant shall pay Landlord Base Rent pursuant to the following schedule:

12/01/95 - 11/30/96    $10,252.38
12/01/96 - 11/30/97     10,496.48
12/01/97 - 11/30/98     10,740.58
12/01/98 - 11/30/99     10,984.69
12/01/99 - 11/30/00     11,228.79

3.   	1995 Base Year.  During the Extension Period, the "Base Year", as
defined in Section 6.9A of the Base Lease, shall be the calendar year 1995.

4.   	Improvement to Leased Premises.  Prior to the Extension Period
Commencement Date, Landlord shall complete the following improvements to the Leased Premises (the "Landlord Improvements"): (a) replace all flooring in the Leased Premised, including the carpet in the elevator lobby and VCT tiles, of a like kind and quality as is currently installed, (b) repaint the existing painted portions of the Leased Premises that require repainting, and (c) perform other miscellaneous improvements to the Leased Premises pursuant to a "punchlist" to be agreed upon by Landlord and Tenant, provided the cost for said miscellaneous improvements does not exceed $5,000. Except as set forth in this Section 4, Tenant shall accept the Leased Premises during the Extension Period in its "as-is" condition.

5.	   First Right to Rent.  In the event that Tenant elects to exercise its
Right to Rent pursuant to Section 3 of the Addendum to Lease, the rental rate for said space shall be equal to the then current rate that Landlord is asking for similarly situated space in the Building.

6.	   Parking.  If tenant fails to lease one or more parking spaces currently leased pursuant to that certain Trinity Parking Agreement, dated August 22, 1988, between Tenant and E.R.I.C. Trinity Place Corporation, Tenant forfeits its right to lease said spaces and releases Landlord from its obligation to reserve the same for Tenant.

7.	   Notices.  The addresses for Landlord's notices set forth in Section
23.16 of the Lease shall be of no further force and effect. From and after the date of this Amendment, all notices to Landlord shall be given to the following Address:

1801 Broadway Associates, L.P.
clo Miller-Anschutz Properties, LLC
4643 South Ulster Street, Suite 1500
Denver, Colorado 80237
Attention: James H. Miller

with a copy to:

Vector Property Services, LLC
1200 17th Street, Suite 1130
Denver, Colorado 80202
Attention: Property Management

8. 	Miscellaneous:

	a. 	The Lease as modified herein remains in full force and effect and is hereby ratified by Landlord and Tenant. In the event of any conflict between the Lease and this Amendment, the terms and conditions of this Amendment shall control. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

	b. 	This Amendment is binding upon and inures to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

	c. 	Except as expressly provided herein, Tenant has not assigned or transferred any interest in the Lease and has full power and authority to execute this Amendment.

	d.	Tenant has no known claims of any kind or nature against
Landlord arising from or under the Lease and there are no agreements between the Landlord and Tenant other than the Lease as amended by this Amendment.

	e.	Sections 2, 4, 5, 7, and 8 of the Addendum to the Lease are
terminated and of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the dates below their respective signatures. This Amendment shall be deemed effective upon delivery of a fully executed copy hereof to both parties.


1801 BROADWAY ASSOCIATES, L.P., a California limited partnership

By: M/A MANAGEMENT LLC, a Utah limited liability
Company
Its: General Partner

By: /s/ Donald Spiegleman
Date:  July 7, 1995
"Landlord"

PRIMA ENERGY CORPORATION, a Delaware corporation

By:	/s/ Richard H. Lewis
Richard H. Lewis
Date:	July 6, 1995